LEASE AGREEMENT


     This Lease agreement, made and entered into this 18th day of April, 1996, by and between PORT OF WALLA WALLA, a municipal corporation of the State of Washington (hereinafter referred to as "Lessor"), and KEY TECHNOLOGY, INC., a Washington corporation (hereinafter referred to as "Lessee"),

                                   WITNESSETH:

     1. Leased Premises.
        ---------------

     The Lessor hereby leases to the Lessee and the Lessee hereby leases from the Lessor the real property and buildings, and all appurtenances thereto, within the black bordered area and as described on attached Exhibit A, all of the same being herein referred to as the "premises".

     2. Term.
        ----

     This Lease shall be for a term of 10 years, commencing at 12:01 a.m. on January 1, 1996. Lessee shall have the option of renewal of this Lease at the termination hereof, for a further term of five years commencing immediately upon expiration of the original term of this Lease, which renewal term shall be upon the same conditions as herein expressed, except the rental for said renewal term which shall be set forth in Section 3 below for years 11 through 15. IN the event Lessee desires to renew the Lease, the Lessee shall give written notice of its intention to renew at least 180 days prior to the termination of the original lease period.

     3.  Rent.
         ----

     A. Lessee agrees to pay as rental for the leased premises a monthly rental as follows:

               Year 1 - $10,000 per month         Year 11 - $22,000 per month
               Year 2 - $10,000 per month         Year 12 - $22,000 per month
               Year 3 - $12,000 per month         Year 13 - $24,000 per month
               Year 4 - $12,000 per month         Year 14 - $24,000 per month
               Year 5 - $13,000 per month         Year 15 - $26,000 per month
               Year 6 - $13,000 per month
               Year 7 - $14,000 per month
               Year 8 - $16,000 per month
               Year 9 - $18,000 per month
               Year 10- $20,000 per month

     B. As part of this Lease agreement, Lessee has agreed to create 50 new jobs within 3 years of occupancy with wage levels averaging no lower than $25,000 per year per employee at the above referenced premises. At the end of the 3rd year of this Lease agreement, Lessee shall certify to the Lessor in writing that such employment levels and wage rates have been reached. In the event such levels have not been reached, and/or drop below such levels during the remainder of the lease term, Lessee shall pay a rent surcharge of $1,000 per month for each and every month levels are not reached and/or maintained.

     C. Lease payments shall be due and payable monthly in advance on the first day of each month. Payments postmarked or delivered ten days after the due date may, at the option of Lessor, be subject to late payment charges of 1 percent of the rental arrearage and 1 percent per month thereafter, until paid.

     4.  Bond Or Other Security.
         ----------------------

     A. The Lessee shall, upon the effective date of this lease, file with the Lessor a letter of credit issued by a recognized national banking association in an amount equal to the current fiscal year's rental required hereunder, or such other form of security as may be acceptable to Lessor and as is sufficient to satisfy any applicable requirements of the laws of the State of Washington with respect to securing performance by Lessee hereunder. The form of security provided by the Lessee is referred as the "Bond" for purposes of this lease. The amount of the Bond shall be based upon the rents payable hereunder during the then current fiscal year and shall be maintained throughout the term of the lease. If the Bond is not maintained as required hereunder, Lessee shall be considered in default hereunder, and subject to Lessor's rights under Section 17 below.

     B. Until such time as Lessee furnishes the Bond in accordance with the provisions of subsection A above and in the event Lessee at any time or times during the stated terms of this lease shall cease to be in compliance with the provisions of this Section 4, the Lessor, at its sole option, may elect to exercise any or all of its rights under Section 17 below. Pending Lessee's cure of its default or the effective date of any termination for default so elected by the Lessor, Lessee shall pay rent and all other sums owing to the Lessor under this lease.

     5.  Use of Premises.
         ---------------

     Lessee shall use the premises for manufacturing, warehousing or distribution of equipment and other supplies used in connection with the Lessee's business, or such other business which is consistent with the improvements on said premises, and in conformance with all zoning, building and use ordinances or other statutes or ordinances affecting said premises. Lessee shall use the premises for the conduct of said business in a first class manner continuously during the entire term of this Lease, with the exception of temporary closures for such period as may reasonably be necessary for repairs or redecorating or for reasons beyond Lessee's reasonable control. Lessee agrees that it will not disturb the Lessor or any other tenant of the Lessor by making or permitting any unreasonable disturbance or any unusual noise, vibration or other condition on or in the premises. The Lessor understands that the Lessee is a manufacturer and that the resulting noise from manufacturing operations and related truck traffic to and from the property are permitted uses under this Lease.

     6.  Utilities.
         ---------

     The Lessee shall be liable for and shall pay throughout the term of this Lease Agreement all charges for all utilities services furnished to the premises, including, but not limited to, light, heat, electricity, gas, water, telephone, communications, sewerage and garbage/waste disposal services.

     7.  Acceptance of Premises.
         ----------------------

     The Lessee has heretofore thoroughly inspected the buildings and improvements ("premises"). The Lessee accepts said premises "As Is" and the Lessor makes no warranty, expressed or implied, regarding the condition thereof, including, without limitation any warranty of habitability, merchantability or fitness for particular use; provided, that the Lessor shall remove the blue dust collection/woodchip collection structure and system, including the underground conveyor system, at its sole cost, on or before June 30, 1996. And provided further, that the Lessor shall upgrade (if needed) the existing fire suppression system to meet the applicable fire codes.

     8. Maintenance and Repair.
        ----------------------

     At the expiration or sooner termination of this Lease, Lessee shall return the premises to the Lessor in the same condition in which received (or if altered by Lessee with the Lessor's consent, then the premises shall be returned in such altered condition), reasonable wear and tear and compensated damages by fire or other unavoidable casualty excepted. Lessee shall, at its own expense, at all times, keep the premises and the adjoining platforms, grounds, parking areas, roadways and tracts, if any, neat, clean, free from weeds and in a safe and sanitary condition and shall maintain and keep the leased premises in good state of repair and shall commit no waste of any kind and shall keep the electrical, mechanical and structural systems, all pipes and drains, if any, clean and in good state of repair. Lessor shall be responsible for all maintenance and necessary repairs to the roof, the weatherproof membrane, the foundation, the flooring, the bearing columns, and the bearing walls and other exterior walls of the demised premises to such extent that it may be necessary to maintain the structural soundness of the building, provided that if such repairs are required due to modifications to or alterations of same by Lessee the cost thereof shall be solely borne by the Lessee. To the extent that the Lessor is required to make any such repairs, the premises shall be repaired with due diligence and in the meantime the monthly rent shall be abated in the same proportion that the untenable portion of the premises bears to the whole thereof, for the period from the occurrence of the damage to the completion of the repairs. Lessee shall be responsible for all other maintenance of, and necessary repairs to, the premises. The maintenance and repair requirements of the Lessee shall be in full force and effect whether the repairs required may be the result of the negligence of the Lessee or its agents, employees, invitees or licensees or from any other cause, except that if the Lessor shall cause such repairs to be necessary by any act upon the part of the Lessor, then such act shall excuse the Lessee. Lessee shall not permit or suffer any undue accumulation of waste material on the premises nor dispose of any waste material on any property owned by the Lessor.

     9.  Alterations and Improvements.
         ----------------------------

     Lessee shall make no alterations or improvements to or upon the premises or install any fixtures (other than trade fixtures which can be removed without injury to the premises), without first obtaining written approval from the Lessor, which approval shall not be unreasonably withheld and subject to any and all conditions in such approval. In the event any alterations or improvements shall be made or fixtures (other than improvements and trade fixtures, including without limitation overhead cranes, sandblast booths, boilers, metal working machinery, and laboratory fixtures, which can be removed without injury to the premises) installed by Lessee, they shall at the termination of the Lease become a part of the realty and become the property of the Lessor subject, however, to the provisions of Section 32 herein. All moveable furniture, trade fixtures and equipment, as above described, brought onto the premises by Lessee, and which are removable without injury to the premises, should at all times remain the property of Lessee, who may remove the same upon termination of the lease.

     10.  Inspection.
          ----------

     The Lessor or his/her designated agents reserves the right to inspect the premises at any and all reasonable times throughout the term of this Lease; provided, that any inspection by the Lessor of the premises after occupancy by the Lessee shall require reasonable advance notice from the Lessor, shall be made only during normal business hours, and shall not interfere unduly with Lessee's operations. Lessor may not take photographs of the premises showing equipment without Lessee's prior written approval. Furthermore, the Lessor shall do its utmost to protect the proprietary rights of the Lessee.

     The right of inspection reserved to the Lessor hereunder shall impose no obligation on the Lessor to make inspections to ascertain the condition of the premises, and shall impose no liability upon the Lessor for failure to make such inspections.

     11.  Damage or Destruction of Facilities.
          -----------------------------------

     A. Should the premises or the buildings or structures of which the premises are a part be partially damaged by fire or other casualty, or rendered partially unfit for use by reason of fire or other casualty, the premises shall be repaired with due diligence by the Lessor, and in the meantime, the monthly rent shall be abated in the same proportion that the untenable portion of the premises bears to the whole thereof, for the period from the occurrence of the damage to the completion of the repairs.

     B. Should the premises or the buildings or structures of which the premises are a part be completely destroyed by fire or other casualty or should they be damaged to such an extent that the premises are rendered wholly unfit for their customary use, the Lessor shall have the option to terminate this Lease on 30 days' notice, effective as of any date not more than 60 days after the occurrence. In the event that this subsection shall become applicable, the Lessor shall advise Lessee within 30 days after the happening of any such damage whether the Lessor has elected to continue the Lease in effect or terminate it. If the Lessor shall elect to continue this Lease in effect, it shall commence and prosecute with due diligence any work necessary to restore or repair the premises. If the Lessor shall fail to notify Lessee of its election within said 30-day period, the Lessor shall be deemed to have elected to continue this Lease. For the period from the occurrence of any damage to the premises to the date of completion of the repairs to the premises (or to the date of termination of the Lease if the Lessor and the Lessee shall elect not to restore the premises) the monthly rent shall be abated in the same proportion as the untenable portion of the premises bears to the whole thereof. Any other provision of this paragraph notwithstanding, if Lessor elects not to rebuild and to terminate this Lease, it shall first offer to Lessee to make available for the sole purpose of reconstructing the premises all insurance proceeds received or otherwise available to Lessor or Lessee as a result of such casualty unless such offer shall be in violation of applicable Washington state law. If within 30 days of the date of such notice, Lessee advises that it desires to reconstruct the premises and continue the Lease, all available insurance proceeds shall be made available for the purpose and any additional cost shall be borne by the Lessee unless the Lessor in its discretion determines upon request of the Lessee to pay for such costs and add such amounts to the rental calculation. The ownership of the reconstructed or repaired improvements shall remain solely that of the Lessor subject to any right of Lessee otherwise set forth herein.

     12.  Fire and Casualty Insurance.
          ---------------------------

     Lessee agrees to insure the improvements on said property for loss or damage by fire with extended coverage endorsement, including boiler coverage, in an amount equal to the full replacement cost thereof, with loss payable to the Lessor to the extent of its interest. In the event the Lessee determines to continue the lease after destruction of the property, in whole or in part, the insurance proceeds realized from the insurance policy allocable to the building and premises will be required to be used in rebuilding and/or repairing the damaged premises. Lessee agrees to provide Lessor each year evidence of having valid insurance for the ensuing year and without lapse during the full term of this Lease.

     Lessee further agrees to provide Loss of Rental Income insurance coverage for the period that the property is being repaired due to fire or other casualty on said property, with loss payable to the Lessor in an amount equal to the required lease payments. No such insurance will be allowed to lapse.

     13.  Indemnification/Liability Insurance.
          -----------------------------------

     The Lessor, its employees and agents, shall not be liable for any injury (including death) to any persons or for damage to any property regardless of how such injury or damage be caused, sustained or alleged to have been sustained by Lessee or by others as a result of any condition (including existing or future defects in the premises), or occurrence whatsoever related in any way to the premises and the areas adjacent thereto or related in any way to Lessee's use or occupancy of the premises and of the areas adjacent thereto. Lessee agrees to defend and to hold and save the Lessor harmless from all liability or expenses (including expense of litigation) in connection with any such items of actual or alleged injury or damage except for occurrences of injury or damage resulting from willful malfeasance or gross negligence on the part of the Lessor or its employees. In addition, Lessee shall at its own expense, maintain proper liability insurance with a reputable insurance company or companies satisfactory to Lessor in the minimum limits of $1 million (per person) and $5 million (per accident or occurrence) for bodily injuries and death, and in the minimum limit of $1 million (per accident) for property damage, and hereafter in such increased amounts as the parties may from time to time mutually agree upon, to indemnify both the Lessor and Lessee against any such liability or expense. The Lessor shall be named as an additional insured and shall be furnished with appropriate evidence to establish (1) that Lessee's insurance obligations as herein provided have been met, and (2) that the insurance policy or policies as herein required are not subject to cancellation without at least 30 days' advance written notice to Lessor. Lessee shall furnish to Lessor from time to time evidence of renewal or insurance as required.

     14.  Leasehold and Other Taxes: Assessments.
          --------------------------------------

     Lessee shall be liable for, and shall pay throughout the term of this Lease, all license and excise fees and occupation taxes covering the business conducted by Lessee on the premises and all taxes on personal property of Lessee maintained on the premises, and any taxes on the leasehold interest created by this Lease or measured by the rent payments hereunder pursuant to Section 3A above, whether imposed on Lessee or on the Lessor. The rents payable hereunder to the Lessor shall include such leasehold tax and Lessor shall make payment thereof to the State of Washington in accordance with said tax as from time to time assessed. Lessee shall further be liable for any other tax or assessment applicable to the premises, including any tax or assessment imposed after the effective date of this Lease by any local authority or improvement district. Any tax amounts for which Lessor is or will be entitled to be reimbursed by Lessee shall be payable by Lessee to Lessor at least FIFTEEN (15) days prior to the due dates of the respective amounts involved; provided, the Lessee shall be entitled to a minimum of TEN (10) days written notice of the amounts payable by it. The Lessor, however, agrees to be solely responsible for any and all costs associated with the 1996 Alder-Tausick Way-Airport Road street development project.

     15.  Compliance with Regulations and with all Laws.
          ---------------------------------------------

     Lessee agrees to comply with all applicable federal, state and municipal laws, ordinances and regulations, including without limitation those relating to environmental matters. Any fees for any inspection of the premises during the lease term by any federal, state or municipal officer shall be paid by Lessee.

     16.  Assignment or Sublease.
          ----------------------

     Lessee shall not assign or transfer this Lease or any interest therein nor sublet the whole or any part of the premises, nor shall this Agreement or any interest thereunder be assignable or transferable by operation of laws or by any process or proceeding in any court, or otherwise, without the written consent of the Lessor, which consent shall not be unreasonably withheld. If the Lessor shall give its consent to any assignment or sublease, this section shall nevertheless continue in full force and effect and no further assignment or sublease shall be made without the Lessor's consent.

     17.  Defaults.
          --------

     Time is of the essence of this Agreement. Lessee shall pay interest monthly at the rate of 12 percent per anum on all sums owing to Lessor under this Lease, commencing 30 days after the date each sum is due and payable. In the event of the failure of Lessee to pay the rents, interest and any and all other charges provided for in this Lease at the time and in the manner herein specified, or to keep any of the covenants or agreements herein set forth to be kept and performed, including without limitation the provision of Section 4 relating to the Bond which must be furnished by Lessee and maintained through the term of the Lease, the Lessor may elect to terminate this Lease and re-enter and take possession of the premises with or without process of law; provided, however, that Lessee shall be given 30 days' notice in writing stating the nature of the default in order to merit such default to be remedied by Lessee within said 30-day period. If the default at issue is of such nature as to not be possible to remedy within said 30-day period, then Lessee shall be required to only have diligently initiated a cure of default within such period and to diligently pursue the cure thereof the completion. Payment by Lessee to Lessor of interest on rents and/or other charges due and owing under this Lease shall not cure or excuse Lessee's default in connection with such rents and/or charges. Interest, default and all other remedies of the Lessor hereunder are cumulative and not alternative. If upon such re-entry there remains any personal property of Lessee or of any other person upon the premises, the Lessor may, but without the obligations so to do, remove said personal property and hold it for the owners hereof or may place the same in a public garage or warehouse, all at the expense and risk of the owners thereof, and Lessee shall reimburse Lessor for any expense incurred by Lessor in connection with removal and storage. The Lessor shall have the right to sell such stored property without notice to Lessee, after it has been stored for a period of 30 days or more, the proceeds of such sale to be applied first to the cost of such sale, second to the payment of the charges for storage, and third to the payment of any other amounts which may then be due from Lessee to Lessor, and the balance, if any, shall be paid to Lessee. Notwithstanding any such re-entry, the liability of Lessee for the full rents and interests provided for herein shall not be extinguished for the balance of the term of this lease, and Lessee shall make good to Lessor any deficiency arising from a re-letting of the premises at a lesser rental than that herein agreed upon. Lessee shall pay such deficiency each month as the amount thereof is ascertained by Lessor.

     18.  Data Required of Lessee.
          -----------------------

     If the Lessee is late in making any Lease payment required hereunder, the Lessor shall provide written notice to Lessee as provided in Section 17 of the Lease, unless such Lease payment is thereafter brought current within 30 days of the date of notice, the Lessee shall thereafter supply any and all data requested by Lessor which pertains to Lessee's operations on the premises. The data to be provided shall be all publicly available information and such other information as the parties may mutually agree; provided, that this "publicly available" exception shall not apply to the employment level data and wage rate information to be provided by Lessee to Lessor as called for in Section 3(B) above.

     19.  Termination Because of Court Decree.
          -----------------------------------

     In the event that any court having jurisdiction in the matter shall render a decision which has become final and which will prevent the performance by Lessor of any of its obligations under this Lease, then either party hereto may terminate this Lease by written notice, and all rights and obligations hereunder (with the exception of any undischarged rights and obligations that occurred prior to the effective date of termination) shall thereupon terminate. If Lessee is not in default under any of the provisions of this Lease on the effective date of such termination, any rent prepaid by Lessee shall, to the extent allocable to any period subsequent to the effective date of the termination, be promptly refunded to Lessee.

     20.  Signs.
          -----

     No signs or other advertising matter, symbols, canopies or awnings shall be attached to or painted on or within the premises, including the windows and doors thereof, which would not be in compliance with applicable ordinances. Any signs placed on the premises by Lessor shall be with Lessee's express written consent. At the termination or sooner expiration of this lease, all such signs, advertising matter, symbols, canopies or awnings attached to or painted by Lessee shall be removed by Lessee at its own expense, and Lessee shall repair any damage or injury to the premises and correct any unsightly condition caused by the maintenance and removal of said signs.

     21.  Insolvency.
          ----------

     If lessee shall file a petition in bankruptcy, or if Lessee shall be adjudged bankrupt or insolvent by any court, or if a receiver of the property of Lessee shall be appointed in any proceeding brought by or against Lessee, or if Lessee shall make an assignment for the benefit of creditors or if any proceeding shall be commenced to foreclose any mortgage or any other lien on Lessee's interest in the premises or on any personal property kept or maintained on the premises by Lessee, Lessor may, at its option, declare this Lease in default and terminate the same in accordance with Section 17.

     22.  Nonwaiver.
          ---------

     The acceptance of rent by Lessor for any period or periods after a default by Lessee hereunder shall not be deemed a waiver of such default unless Lessor shall so intend and shall so advise Lessee in writing. No waiver by Lessor of any default hereunder by Lessee shall be construed to be or act as a waiver of any subsequent default by Lessee. After any default shall have been timely cured by Lessee, it shall not thereafter be used by Lessor as a ground for the commencement of any action under the provisions of Section 17 hereof.

     23.  Dispute Resolution.
          ------------------

     This Lease Agreement is made with reference to and shall be construed in accordance with the laws of the State of Washington. All questions relative to execution, validity, interpretation of performance of this Agreement, shall be governed by the laws of the State of Washington. If dispute arises under this Agreement, resort shall be to litigation, and jurisdiction and venue shall be in the superior Court of Walla Walla County, State of Washington. Jurisdiction and venue as set forth shall be exclusive. In the event the dispute(s) is referred to counsel or legal action is taken, declaratory or otherwise, or any dispute arising out of or relating to this Agreement, the prevailing party shall be entitled to recovery of all costs including the actual attorney fees which costs shall be determined and taxed by the trial and appellate courts, as applicable, as part of the cost of such actions.

     24.  Holding Over.
          ------------

     If Lessee shall, with the consent of Lessor, hold over after the expiration or sooner termination of the term of this Lease, the resulting tenancy shall, unless otherwise mutually agreed, be for an indefinite period of time on a month-to-month basis. During such month-to-month tenancy, Lessee shall pay to Lessor the same rate of rent as set forth herein, unless a different rate shall be agree upon, and shall be bound by all of the additional provisions of this Lease insofar as they may be pertinent.

     25.  Advances by Lessor for Lessee.
          -----------------------------

     If Lessee shall fail to do anything required to be done by it under the terms of this Lease, except to pay rent, Lessor may, at its sole option, do such act or thing on behalf of Lessee following 30 days' notice to Lessee of its intention so to do, and upon notification to Lessee of the cost thereof to Lessor, Lessee shall promptly pay Lessor the amount of that cost.

     26.  Liens and Encumbrances.
          ----------------------

     Lessee shall keep the premises free and clear of any liens and encumbrances arising or growing out of the use and occupancy of the said premises by Lessee. At Lessor's request Lessee shall furnish Lessor with written proof of payment of any item which would or might constitute the basis for such a lien on the premises if not paid or in the alternative, supply written proof that validity of the lien is being diligently contested. If a court of competent jurisdiction finally determines the lien to be valid, Lessee shall promptly pay the same or shall be in default hereunder.

     27.  Notices.
          -------

     All notices and payments hereunder may be delivered or mailed. If mailed, they shall be sent to the following respective addresses:

                  To Lessor:        Port of Walla Walla
                                    P.O. Box 1077
                                    Walla Walla, WA 99362

                  To Lessee:        Key Technology, Inc.
                                    150 Avery
                                    Walla Walla, WA 99362

or to such other respective address as either party hereto may hereafter from time to time designate in writing. Notices and payments sent by certified or registered mail and subsequently received by Lessor shall be deemed to have been give when and if properly mailed, and the postmark affixed shall be conclusive evidence of the date of mailing.

     28.  Invalidity of Particular Provisions.
          -----------------------------------

     If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and shall continue in full force and effect.

     29.  Nondiscrimination/Services.
          --------------------------

     A. Lessee agrees that it will not discriminate by segregation or otherwise against any person or persons because of race, sex, age, creed, color or national origin in furnishing, or by refusing to furnish to such person or persons, the use of the facility herein provided, including any and all services, privileges, accommodations and activities provided thereby.

     B. It is agreed that Lessee's continued noncompliance with the provisions of this clause after written notice and passage of a reasonable time to comply shall constitute a material breach of this Lease. In the event of such noncompliance, Lessor may take appropriate action to enforce compliance, may terminate this lease, or may pursue such other remedies as may be provided by law.

     30.  Nondiscrimination/Employment.
          ----------------------------

     Lessee covenants and agrees that in all matters pertaining to the performance of this Lease, Lessee shall at all times conduct its business in a manner which assures fair, equal and nondiscriminatory treatment of all persons without respect to race, sex, age, color, creed or national origin and, in particular:

     A. Lessee will maintain open hiring and employment practices and will welcome applications for employment in all positions from qualified individuals who are members of racial or other minorities.

     B. Lessee will comply strictly with all requirements of applicable federal, state and local laws or regulations issued pursuant thereto relating to the establishment of nondiscriminatory requirements in hiring and employment practices and assuring the service of all patrons or customers without discrimination as to any person's race, sex, age, creed, color or national origin.

     C. It is agreed that Lessee's continued noncompliance with the provisions of this clause after written notice and passage of a reasonable time to comply shall constitute a material breach of this Lease. In the event of such noncompliance, Lessor may take appropriate action to enforce compliance, may terminate this Lease, or may pursue such other remedies as may be provided by law.

     31.  Labor Unrest.
          ------------

     Subject to Lessee's right to respond in any lawful manner to any labor unrest initiated by a third party, Lessee agrees to join with Lessor and use its best efforts in avoiding labor unrest, or in the event of a wild-cat strike or other labor difficulty, to use its best efforts in negotiating and bringing to a swift and satisfactory conclusion any kind of labor dispute that may affect the interest of the Lessor.

     32.  Rights of Lessee in Improvements Constructed by Lessee.
          ------------------------------------------------------

     Upon termination of this Lease, either by forfeiture, expiration, or any other means, the Lessee shall have the option to:

     A. Providing that all rentals shall have been fully paid, Lessee may remove all buildings, fixtures, structures and erections placed upon said premises by Lessee other than alterations or additions to Lessor-owned improvements not readily removable without damage thereto. Lessee shall leave said premises and every part thereof, in the same condition in which they were at the time of the completion of construction of the improvements to be made pursuant to this Lease, free and clear of all debris, hazardous waste, pollutants and obstruction of any kind; or

     B. Abandon said premises, together with all buildings, fixtures, structures, and erections of every kind and character placed thereon by Lessee, in which event all of said buildings, fixtures, structures, erections and improvements shall automatically become the absolute property of the Lessor without further claim thereto or right thereon on the part of the Lessee. If the Lessee shall elect to remove structures, fixtures, buildings and improvements upon said premises, or any part thereof, the same shall be totally and finally removed from said premises within 90 days from the expiration or prior termination of this lease, and if not so removed within said 90 days, then any such structure, fixtures, erection or improvements remaining on said premises shall automatically become the absolute property of the Lessor.

     33.  Hazardous Waste and Pollutant Indemnification.
          ---------------------------------------------

     A. The Phase I Environmental Site Assessment prepared by Northwest Environcon, Inc. referred to in Paragraph B below is attached as Exhibit B to this Lease. Lessor is expressly responsible for all environmental issues identified in such report. The Lessee shall indemnify and hold harmless Lessor and its consultants, agents and employees from and against all claims, damages, losses and expenses, fees and charges of attorneys and court costs, arising out of or resulting from hazardous waste or pollutants being created, stored or discharged on the premises during Lessee's occupancy of the premises.

     This indemnification provision extends to claims against the Lessor which arise out of, are related to, or are based upon the dispersal, discharge, escape, release or saturation of smoke, vapors, soot, fumes, acids, alkali, toxic chemicals, liquids, gases or any other material, irritant, contaminant or pollutant in or into the atmosphere, or on, onto, upon, in or into the surface or atmosphere, or on, onto, upon, in or into the surface or subsurface (a) soil,
(b) water or water course, (c) objects, or (d) any tangible or intangible matter, whether sudden or not.

     B. Lessor does not know of any environmental problems associated with the premises which are not disclosed in the Phase I Environmental Site Assessment prepared by Northwest Environcon, Inc. The Lessor hereby warrants that at the time the Lessee takes possession of the premises, the premises shall be free and clear of any and all hazardous waste and pollutants. The Lessor shall indemnify and hold harmless the Lessee and its consultants, agents and employees from and against all claims, damages, losses and expenses, fees and charges of attorneys and court costs, arising out of or resulting from the creation, storage, discharge, placement or location of hazardous waste or pollutants on the premises prior to the time Lessee takes possession thereof.

     C. Should the Lessee leave or otherwise vacate the premises, the Lessee shall certify to the Lessor in writing that said premises are free and clear of any and all hazardous waste and pollutants created, stored or discharged during the Lessee's occupancy of the premises.

     34.  Easements.
          ---------

     A. The parties recognize that Lessor's facilities are continuously being modified to improve the utilities, services and premises used and provided by Lessor. Lessor, or its agents, shall have the right to enter the premises of Lessee, outside the Building lines and to cross over, construct, move, reconstruct, rearrange, alter, maintain, repair and operate the sewer, water and drainage lines, and the electrical service, and all other services and facilities required by Lessor for its use. Lessor is hereby granted a continuous easement or easements that it believes are necessary within the premises of Lessee, without any additional cost to Lessor for the purposes expressed hereinabove. Provided, however, that Lessor by virtue of such use, does not substantially deprive Lessee of its beneficial use or occupancy of its leased area (except for the minimum disruption of access or utilities necessary to accomplish Lessor's objective) for an unreasonable period of time without consent of Lessee and provided that Lessor shall promptly restore the premises and leasehold improvements situated thereon to their previously existing condition following completion of its activities upon the property.

     B. In the event that Lessor permanently deprives Lessee of beneficial use or occupancy of a portion of its premises, then an equitable adjustment in rent shall be made by Lessor. In the event that entry by Lessor is temporary in nature, then Lessor shall reimburse Lessee for the cost required to modify its premises for the temporary period that Lessee is inconvenienced by such Lessor entry. Lessor will not be responsible to Lessee for any reduced efficiency or loss of business occasioned by such entry.

     35. Quiet Enjoyment.
         ---------------

     Upon due performance of the covenants and agreements to be performed by Lessee under this Lease, Lessor covenants that Lessee shall and may at all times peaceably and quietly have, hold and enjoy the premises during the term of this Lease.

     36.  Option to Purchase.
          ------------------

     Commencing January 1, 2002, and for the remainder of the lease period, the Lessee shall have the right to purchase all of the real property and improvements described on attached Exhibit C in its entirety. The purchase price shall be determined by an MAI appraisal, the appraiser to be mutually agreed upon by the Lessor and Lessee. The cost of the appraisal shall be shared equally by both parties. If either party disagrees with the MAI appraisal, an MAI peer review appraisal shall be conducted. The peer review appraiser to be mutually agreed upon by the Lessor and Lessee. The cost of the peer review appraisal shall be equally shared by both parties. The average by the two appraisals shall establish the sale price.

     In case of sale, the Lessor agrees to furnish Lessee a merchantable title, free of all encumbrances, except those created by Lessee. The conveyance shall be by Statutory Warranty Deed.

     In the event Lessee desires to exercise its option to purchase, Lessee shall provide to Lessor written notice of its intention to purchase, and the parties shall thereafter have 120 days from the date of the MAI appraisal and/or peer review MAI appraisal to close the transaction. Such sale shall be subject to and conditioned upon compliance by the Lessor with all applicable laws, rules and regulations pertaining to the Lessor as a municipal Corporation of the State of Washington.

     37. Miscellaneous.
         -------------

     A. During the first year of Lessee's occupancy of the premises, the Lessor shall be responsible at its costs to replace the existing boiler with a boiler suitable for Lessee's operations to be conducted from the premises, which boiler shall be approved in advance by Lessee; provided, that Lessor's total investment, including installation, shall not exceed $45,000.00, with Lessee being responsible for any costs incurred over said amount. Maintenance of the new boiler when installed and operating shall be the responsibility of the Lessee.

     B. Lessee shall utilize the fenced storage yard east of the main manufacturing building in such a manner as to not block the required line of sight distance needed for the safe passage of cars, trucks and buses crossing the railroad tracks on the Airport Road.

     38. Entire Agreement/Amendments.
         ---------------------------

     Prior to signing this Lease, the parties modified printed paragraphs(s) xxxxx, deleted printed paragraph(s) xxxxx, added typewritten paragraph(s) xxxxx set forth on the attached Addendum to this Lease which is incorporated herein and made a part hereof by this reference, and added attached Exhibits xxxx. This printed Lease, together with any attached Addendum incorporated by the preceding sentence and any and all exhibits expressly incorporated herein by reference and attached hereto shall constitute the whole agreement between the parties. There are no terms, obligations, covenants or conditions other than those contained herein. No modifications or amendment of this Agreement shall be valid or effective unless evidenced by an agreement in writing signed by both parties.

     IN WITNESS WHEREOF, the parties have executed this Lease Agreement the day and year first above written.

     Lessor                        PORT OF WALLA WALLA, a municipal corporation



                                   By:/s/James M. Kuntz
                                      ------------------------------------------
                                      James M. Kuntz, Manager



     Lessee                        KEY TECHNOLOGY, INC.



                                   By:/s/Thomas C. Madsen
                                      ------------------------------------------
                                      Thomas C. Madsen, President and
                                         Chief Executive Officer

STATE OF WASHINGTON        )
                           )ss.
County of Walla Walla      )

     NOW ALL MEN BY THESE PRESENTS that James M. Kuntz appeared before me this 29th day of April, 1996, and stated and acknowledged that he is the Manager of the Port of Walla Walla, and he was duly authorized to and did execute the foregoing Lease Agreement for and on behalf of said municipal corporation as its free and voluntary act and deed and within the scope of its municipal corporate powers.

     GIVEN under my hand and official seal this 29th day of April, 1996.


                                        /s/Becky Kay Hulse
                                        ---------------------------------------
                                        Notary Public in and for the State of
                                        Washington, residing at Walla Walla


STATE OF WASHINGTON        )
                           )ss.
County of Walla Walla      )

     On this 18th day of April, 1996, before me, the undersigned Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Thomas C. Madsen, to me known to be the President and Chief Executive Officer of the corporation that executed the foregoing Lease Agreement, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute the said instrument.

     Witness my hand and official seal hereto affixed the day and year first above written.


                                        /s/Michele R. Walters
                                        ---------------------------------------
                                        Notary Public in and for the State of
                                        Washington, residing at Walla, Walla

                                   EXHIBIT A


                         [DRAWING OF LEGAL DESCRIPTION]





LEGAL DESCRIPTION:

     COMMENCING AT THE NORTHEAST CORNER OF THE SOUTH HALF OF THE SOUTHEAST QUARTER OF SECTION 15 IN TOWNSHIP 7 NORTH, RANGE 36 EAST OF THE WILLAMETTE MERIDIAN, AND RUNNING THENCE WEST, ALONG THE NORTH LINE OF SAID SUBDIVISION, A DISTANCE OF 9.40 CHAINS; THENCE SOUTH, PARALLEL TO THE EAST LINE OF SAID SUBDIVISION, A DISTANCE OF 8.80 CHAINS TO THE CENTER OF THE MILL CREEK COUNTY ROAD; THENCE NORTHEASTERLY, ALONG THE CENTER OF SAID COUNTY ROAD TO THE POINT OF INTERSECTION OF SAID CENTER LINE WITH THE EAST LINE OF SAID SECTION 15; THENCE NORTH, ALONG THE EAST LINE OF SAID SECTION 15, TO THE POINT OF BEGINNING.

     EXCEPTING THEREFROM THOSE PORTIONS LYING WITHIN MELROSE STREET, ALSO KNOWN AS MILL CREEK ROAD ON THE SOUTH AND AIRPORT WAY ON THE EAST.

                                   EXHIBIT B


     Phase I Environmental Site Assessment conducted by Northwest Envirocon, Inc. dated February 26, 1996 was delivered to Key Technology, Inc. on March 20, 1996.

                                   EXHIBIT C


                         [DRAWING OF LEGAL DESCRIPTION]

     COMMENCING AT THE NORTHEAST CORNER OF THE SOUTH HALF OF THE SOUTHEAST QUARTER OF SECTION 15 IN TOWNSHIP 7 NORTH, RANGE 36 EAST OF THE WILLAMETTE MERIDIAN, AND RUNNING THENCE WEST, ALONG THE NORTH LINE OF SAID SUBDIVISION, A DISTANCE OF 9.40 CHAINS; THENCE SOUTH, PARALLEL TO THE EAST LINE OF SAID SUBDIVISION, A DISTANCE OF 8.80 CHAINS TO THE CENTER OF THE MILL CREEK COUNTY ROAD; THENCE NORTHEASTERLY, ALONG THE CENTER OF SAID COUNTY ROAD TO THE POINT
OF INTERSECTION OF SAID CENTER LINE WITH THE EAST LINE OF SAID SECTION 15; THENCE NORTH, ALONG THE EAST LINE OF SAID SECTION 15, TO THE POINT OF BEGINNING.

     EXCEPTING THEREFROM THOSE PORTIONS LYING WITHIN MELROSE STREET, ALSO KNOWN AS MILL CREEK ROAD ON THE SOUTH AND AIRPORT WAY ON THE EAST.

                           ADDENDUM TO LEASE AGREEMENT

     This Addendum is executed and delivered by the Port of Walla Walla, a municipal corporation of the State of Washington (the "Lessor"), and Key Technology, Inc. (the "Lessee") in connection with and as a part of a simultaneous Lease Agreement being entered into between the parties for the Port's facilities located on Melrose Street as described in the Lease Agreement.

     Notwithstanding any provision to the contrary in the Lease Agreement, the parties expressly agree to the following additional provisions concerning the Lease. In the case of any conflict between the language in the Lease and the language in this Addendum, the language in this Addendum shall be controlling.

     1. The Lessor agrees that it is its responsibility to relocate the fencing alongside the property abutting Airport Road after installation of the curbs and storm gutters to be installed as part of the 1996 Alder - Tausick Way - Airport Road street development project. All costs incurred in connection with such relocation and improvement shall be borne by the Lessor.

     2. The Lessor agrees to provide at its expense any landscaping required to meet existing code or ordinance requirements based on the Lessor's current use of the property. In the event the Lessee expands the building and/or provides additional parking or other improvements which generate landscaping code requirements, the cost of same shall be solely borne by Lessee.

     3. The Lessor shall be responsible for the appropriate sealing and caulking of all wall seams. Thereafter, Lessee shall be responsible for maintaining same.

     4. In the event that the present storm drainage system is inadequate for the premises "as is," the Lessor shall be responsible for installing additional storm drainage or drywells for the property. However, in the event the Lessee alters existing site conditions which thereby require additional storm drainage or drywells for the property, the cost of same shall be solely borne by Lessee.

     5. The Lessor shall be responsible for replacing certain damaged sound boards in the building as agreed upon by the parties. Such replacements shall be completed on or before June 30, 1996.

     6. The Lessor will provide a heating unit for the lower room core area appropriate for the room's ultimate use as determined by the Lessee. Installation of same shall be completed on or before June 30, 1996.

     IN WITNESS WHEREOF, the parties have executed this Addendum to Lease Agreement this 18th day of April, 1996.

                                   LESSOR

                                   PORT OF WALLA WALLA, a municipal corporation,



                                   By:/s/James M. Kuntz
                                      ------------------------------------------
                                      James M. Kuntz, Port Manager


                                   LESSEE

                                   KEY TECHNOLOGY, INC.



                                   By:/s/Thomas C. Madsen
                                      ------------------------------------------
                                      Thomas C. Madsen, President and
                                         Chief Executive Officer

STATE OF WASHINGTON        )
                           )ss.
County of Walla Walla      )

     KNOW ALL MEN BY THESE PRESENTS that James M. Kuntz appeared before me this 29th day of April, 1996, and stated and acknowledged that he is the Manager of the Port of Walla Walla, and he is duly authorized to and did execute the foregoing Addendum of Lease Agreement for and on behalf of said municipal corporation as its free and voluntary act and deed and within the scope of its municipal corporate powers.

     GIVEN under my hand and official seal this 29th day of April, 1996.

                                        /s/Becky Kay Hulse
                                        ---------------------------------------
                                        Notary Public in and for the State of
                                        Washington, residing at Walla Walla


STATE OF WASHINGTON        )
                           )ss.
County of Walla Walla      )

     On this 18th day of April, 1996, before me, the undersigned Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Thomas C. Madsen, to me known to be the President and Chief Executive Officer of the corporation that executed the foregoing Addendum of Lease Agreement, and acknowledged the signing of said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute the said instrument.

     GIVEN under my hand and official seal this 18th day of April, 1996.


                                        /s/Michele R. Walters
                                        ---------------------------------------
                                        Notary Public in and for the State of
                                        Washington, residing at Walla, Walla